UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2005

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755

(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) – (c) On October 14, 2005, the Board of Directors of the Registrant elected Steven E. Fass, head of the Registrant’s worldwide reinsurance operations and a Director, to become Chief Executive Officer of the Registrant effective immediately. Raymond Barrette, the current Chief Executive Officer and a Director, has decided to retire from his management positions with the Registrant, and, since he is no longer an executive, to leave the Board of Directors, each effective immediately.

Mr. Fass’ employment is not subject to an employment agreement with the Registrant.  In connection with his new role with the Registrant, the Compensation Committee of the Board of Directors expects to review Mr. Fass’ current compensation at its next regularly scheduled meeting.  Any changes to Mr. Fass’ compensation resulting from such meeting will be promptly reported in an amendment to this Form 8-K.

Mr. Fass, 59, has been a Director since 2000 and has served as President and CEO of White Mountains Re Group, Ltd. since May 2004. Mr. Fass previously served as President and CEO of Folksamerica Holding Company, Inc. and its subsidiaries from 1984 to 2004. Mr. Fass’ biographical information is contained in the Registrant’s 2005 Proxy Statement under “Election of the Company’s Directors” and is herein incorporated by reference.

Additional information with respect to Mr. Fass is contained in the Registrant’s 2005 Proxy Statement under “Certain Relationships and Related Transactions” and is incorporated herein by reference.

ITEM 9.01                                       Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished herewith:

EXHIBIT INDEX

99.1	Press Release of White Mountains Insurance Group, Ltd. dated October 17, 2005
99.2	Questions and Answers
99.3	Letter from Steve Fass to Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: October 17, 2005	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer